Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

To the Board of Directors

Consolidated-Tomoka Land Co.:

We consent to the use of our reports with respect to the consolidated financial statements and financial statement schedule, and the effectiveness of internal control over financial reporting incorporated by reference herein and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ KPMG LLP

Jacksonville, Florida

August 9, 2011

Certified Public Accountants